Exhibit 99.1

Hooker Furnishings Announces Sale of Two Brands within Home Meridian Segment

December 1, 2025

MARTINSVILLE, Va., Dec. 01, 2025 (GLOBE NEWSWIRE) -- Hooker Furnishings Corporation (NASDAQ-GS: HOFT) (“Hooker” or the “Company”), a global leader in home furnishings, today announced it has entered into a definitive agreement to sell its Pulaski Furniture and Samuel Lawrence Furniture casegoods brands to Magnussen Home Furnishings, Inc. (“Magnussen”). Pursuant to the terms of the asset purchase agreement, an estimated purchase price will be determined and paid at closing based upon the net book value of the assets being sold in the transaction. As of November 2, 2025, the Company’s fiscal third quarter-end, the currently estimated purchase price is approximately $4.8 million subject to final adjustment to closing values, pursuant to the terms of the asset purchase agreement. The Company will also shed approximately $4.8 million in Home Meridian (“HMI”) showroom lease liabilities and related expenses, as Magnussen will assume the lease of HMI’s High Point showroom.

“Today’s announcement is a major step in our multi-year effort to streamline our portfolio and strengthen profitability by sharpening our focus on brands that generate consistent earnings,” said Jeremy Hoff, CEO of Hooker Furnishings. “We are excited to move forward as a nimbler business with an efficient cost structure and clear growth priorities. We have promising growth opportunities on the horizon following the launch last month of our Margaritaville licensed collection. Together with our remaining portfolio and ongoing cost reductions of over $25 million, we are more confident than ever that we are well-positioned to enhance shareholder value.”

The Company will retain the Samuel Lawrence Hospitality brand, which is expected to become part of its “All other” segment. The transaction is subject to customary closing conditions, including third party consents, and is currently expected to close by mid-December 2025. Ten percent of the purchase price paid at closing will be subject to a holdback for 210 days for customary indemnification and final purchase price adjustments.

In connection with the transaction, the Company expects to record $5 to $6 million in non-cash impairment charges, net of expected lease gains upon termination. These impairment charges are primarily related to the write down of HMI intangibles and fixed assets.

Stump & Company served as financial advisor to the Company and McGuireWoods LLP served as legal advisor to the Company in connection with the sale transaction.

Third Quarter Earnings Results and Conference Call

Hooker will provide a further update on its business, including the sale of these two brands within HMI, during its fiscal 2026 third quarter earnings call on Thursday morning, December 11, 2025 at 9:00 AM Eastern Time.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at https://investors.hookerfurnishings.com/events and archived for replay. To access the call by phone, participants should go to this link (REGISTRATION LINK) and you will be provided with dial-in details. To avoid delays, participants are encouraged to dial into the conference call fifteen minutes ahead of the scheduled start time.

Hooker’s 2026 fiscal year third quarter began on August 4, 2025 and ended on November 2, 2025.

About Hooker Furnishings

Hooker Furnishings Corporation, in its 101st year of business, is a designer, marketer and importer of casegoods (wooden and metal furniture), leather furniture, fabric-upholstered furniture, lighting, accessories, and home décor for the residential, hospitality and contract markets. The Company also domestically manufactures premium residential custom leather and custom fabric-upholstered furniture and outdoor furniture. Major casegoods product categories include home entertainment, home office, accent, dining, and bedroom furniture in the upper-medium price points sold under the Hooker Furniture brand. Hooker’s residential upholstered seating product lines include Bradington-Young, a specialist in upscale motion and stationary leather furniture, HF Custom (formerly Sam Moore), a specialist in fashion forward custom upholstery offering a selection of chairs, sofas, sectionals, recliners and a variety of accent upholstery pieces, Hooker Upholstery, imported upholstered furniture targeted at the upper-medium price-range and Shenandoah Furniture, an upscale upholstered furniture company specializing in private label sectionals, modulars, sofas, chairs, ottomans, benches, beds and dining chairs in the upper-medium price points for lifestyle specialty retailers. The H Contract product line supplies upholstered seating and casegoods to upscale senior living facilities. The Sunset West division is a designer and manufacturer of comfortable, stylish and high-quality outdoor furniture. Hooker Furnishings Corporation’s corporate offices and upholstery manufacturing facilities are located in Virginia, North Carolina and California, with showrooms in High Point, NC, Las Vegas, NV, Atlanta, GA and Ho Chi Minh City, Vietnam. The company operates distribution centers in Virginia, North Carolina, and Vietnam. Please visit our websites hookerfurnishings.com, hookerfurniture.com, bradington-young.com, hfcustomfurniture.com, hcontractfurniture.com, and sunsetwestusa.com.

For more information, contact:

C. Earl Armstrong III Senior Vice President-Finance and CFO

Hooker Furnishings Corporation, 276.666.3969

Forward Looking Statements

Certain statements made in this release, other than those based on historical facts, may be forward-looking statements. Forward-looking statements reflect our reasonable judgment with respect to future events and typically can be identified by the use of forward-looking terminology such as “believes,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “would,” “could” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Those risks and uncertainties include but are not limited to: (1) adverse political acts or developments in, or affecting, the international markets from which we import products and some components used in our Domestic Upholstery segment, including duties or tariffs imposed on those products or product components by foreign governments or the U.S. government, such as the current twenty percent tariff, potential additional higher reciprocal tariffs on imports from key sourcing countries, U.S. Department of Commerce’s Section 232 investigation into timber, lumber, and their derivative products, including furniture, affecting the countries from which we source imported home furnishings and components, including the possible adverse effects on our sales, earnings, and liquidity; (2) general economic or business conditions, both domestically and internationally, including the current macro-economic uncertainties and challenges to the retail environment for home furnishings along with instability in the financial and credit markets, in part due to fluctuating interest rates and housing market volatility, which can affect consumer spending patterns, existing home sales, and demand for home furnishings, including their potential impact on (i) our sales and operating costs and access to financing, (ii) customers, and (iii) suppliers and their ability to obtain financing or generate the cash necessary to conduct their respective businesses; (3) the impairment of our long-lived assets, which can result in reduced earnings and net worth; (4) the cyclical nature of the furniture industry, which is particularly sensitive to changes in consumer confidence, the amount of consumers’ income available for discretionary purchases, and the availability and terms of consumer credit; (5) risks associated with the ultimate outcome of our cost reduction plans, including the amounts and timing of savings realized and the ability to scale the business appropriately as customer demand increases or decreases based on the macroeconomic environment; (6) uncertainties related to the successful execution of cost reduction plans, the impact of exiting unprofitable product lines and facilities, and the potential to achieve consistent profitability in the future, including the buying hesitancy of its customer base due to tariff uncertainties; (7) risks associated with our new warehouse facility in Vietnam, including our ability to execute the planned shift of inventories from domestic facilities to Vietnam without increasing overall inventories and adversely affecting working capital levels and start-up risks including technology-related risks or disruption in our offshore suppliers or the transportation and handling industries, including labor stoppages, strikes, or slowdowns, and the ability to timely fulfill customer orders; (8) the risks specifically related to the concentrations of a material part of our sales and accounts receivable in only a few customers, including the loss of several large customers through business consolidations, failures or other reasons, or the loss of significant sales programs with major customers; (9) risks associated with our reliance on offshore sourcing and the cost of imported goods, including fluctuation in the prices of purchased finished goods, customs issues, freight costs, including the price and availability of shipping containers, ocean vessels, domestic trucking, and warehousing costs and the risk that a disruption in our supply chain or the transportation and handling industries, including labor stoppages, strikes, or slowdowns, could adversely affect our ability to timely fulfill customer orders; (10) interruption, inadequacy, security breaches or integration failure of our information systems or information technology infrastructure, related service providers or the internet or other related issues including unauthorized disclosures of confidential information, hacking or other cybersecurity threats or inadequate levels of cyber insurance or risks not covered by cyber insurance; (11) difficulties in forecasting demand for our imported products and raw materials used in our domestic operations; (12) our inability to collect amounts owed to us or significant delays in collecting such amounts; (13) the risks associated with our Amended and Restated Loan Agreement, including the fact that our asset-based lending facility is secured by substantially all of our assets and contains provisions which limit the amount of our future borrowings under the facility, as well as financial and negative covenants that, among other things, may limit our ability to incur additional indebtedness; (14) risks associated with domestic manufacturing operations, including fluctuations in capacity utilization and the prices and availability of key raw materials, as well as changes in transportation, warehousing and domestic labor costs, availability of skilled labor, and environmental compliance and remediation costs; (15) risks associated with our self-insured healthcare and workers compensation plans, which utilize stop-loss insurance for aggregate claims above specified thresholds and can be impacted by higher healthcare inflation and expenditures, all of which may cause our healthcare and workers compensation costs to rise unexpectedly, adversely affecting our earnings, financial condition, and liquidity; (16) disruptions and damage (including those due to weather) affecting our Virginia or North Carolina warehouses, our Virginia, North Carolina or California administrative and manufacturing facilities, our High Point, Las Vegas, and Atlanta showrooms or our representative office or warehouse in Vietnam; (17) changes in U.S. and foreign government regulations and in the political, social and economic climates of the countries from which we source our products; (18) risks associated with product defects, including higher than expected costs associated with product quality and safety, regulatory compliance costs related to the sale of consumer products and costs related to defective or non-compliant products, product liability claims and costs to recall defective products and the adverse effects of negative media coverage; (19) the direct and indirect costs and time spent by our associates related to the implementation of our Enterprise Resource Planning system (“ERP”), including costs resulting from unanticipated disruptions to our business; (20) achieving and managing growth and change, and the risks associated with new business lines, acquisitions, including the selection of suitable acquisition targets, restructurings, strategic alliances and international operations; (21) risks associated with distribution through third-party retailers, such as non-binding dealership arrangements; (22) changes in domestic and international monetary policies and fluctuations in foreign currency exchange rates affecting the price of our imported products and raw materials; (23) price competition in the furniture industry; (24) changes in consumer preferences, including increased demand for lower-priced furniture; (25) the Company’s ability to satisfy the necessary conditions to consummate the sale of Pulaski Furniture and Samuel Lawrence casegoods brands on a timely basis or at all; (26) the potential impacts of shareholder activists; and (27) other risks and uncertainties described under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2025 and other filings with the SEC. Any forward-looking statement that we make speaks only as of the date of that statement, and we undertake no obligation, except as required by law, to update any forward-looking statements whether as a result of new information, future events or otherwise and you should not expect us to do so.

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